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                                                                     Exhibit 4.5


     AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of January 18, 2001, by and among Triton PCS, Inc. a corporation duly organized and existing under the laws of the state of Delaware (the "Issuer"), Chase Manhattan Trust Company, National Association, a national banking association duly organized and existing under the laws of the United States of America ("Prior Trustee") and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York ("Successor Trustee").

                                    RECITALS:

     WHEREAS, the Issuer and Prior Trustee entered into a Trust Indenture dated as of May 4, 1998, as supplemented by a First Supplemental Indenture dated as of March 30, 1999, and a Second Supplemental Indenture dated as of December 21, 1999, (collectively the "Indenture") by and between the Issuer and the Prior Trustee;

     WHEREAS, the 11% Senior Subordinated Discount Notes due 2008 (the "Securities") (as such term is defined in the Indenture) were originally authorized and issued under the Indenture;

     WHEREAS, the Issuer desires to appoint Successor Trustee as Trustee, Paying Agent and Registrar to succeed Prior Trustee in such capacities under the Indenture; and

     WHEREAS, Successor Trustee is willing to accept such appointment as Successor Trustee, Paying Agent and Registrar under the Indenture;

     NOW, THEREFORE, the Issuer, Prior Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

                                   ARTICLE I

                               THE PRIOR TRUSTEE
                               -----------------

     SECTION 1.01 Prior Trustee hereby resigns as Trustee under the Indenture.

     SECTION 1.02 Prior Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Prior Trustee in and to the trusts of the Trustee under the Indenture and all the rights, powers and trusts of the Trustee under the Indenture. Prior Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers and trust hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Paying Agent and Registrar.

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                                  ARTICLE II

                                  THE ISSUER
                                  ----------

     SECTION 2.01 The Issuer accepts the resignation of Prior Trustee as Trustee, Paying Agent and Registrar under the Indenture.

     SECTION 2.02 All conditions relating to the appointment of The Bank of New York as Successor Trustee, Paying Agent and Registrar under the Indenture have been met by the Issuer, and the Issuer hereby appoints Successor Trustee as Trustee, Paying Agent and Registrar under the Indenture with like effect as if originally named as Trustee, Paying Agent and Registrar in the Indenture.

                                  ARTICLE III

                             THE SUCCESSOR TRUSTEE
                             ---------------------

     SECTION 3.01 Successor Trustee hereby represents and warrants to Prior Trustee and to the Issuer that Successor Trustee is not disqualified to act as Trustee under the Indenture.

     SECTION 3.02 Successor Trustee hereby accepts its appointment as Successor Trustee, Paying Agent and Registrar under the Indenture and accepts the rights, powers, duties and obligations of Prior Trustee as Trustee, Paying Agent and Registrar under the Indenture, upon the terms and conditions set forth therein, with like effort as if originally named as Trustee, Paying Agent and Registrar under the Indenture.

                                  ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

     SECTION 4.01 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on the date first written above.

     SECTION 4.02 This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction which governs the Indenture. The laws of the State of New York govern the Indenture.

     SECTION 4.03 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation
Appointment and Acceptance to be duly executed and acknowledged all as of the day and year first above written.


                                           Triton PCS, Inc., as Issuer

                                           By: /s/ Daniel E. Hopkins
                                               ---------------------
                                           Name: Daniel E. Hopkins
                                           Title: Senior Vice President of
                                                  Finance and Treasurer


                                           Chase Manhattan Trust Company,
                                           National Association as Prior Trustee

                                           By: /s/ Stephen R. Schaaf
                                               ---------------------
                                           Name: Stephen R. Schaaf
                                           Title: Vice President


                                           The Bank of New York, as
                                           Successor Trustee

                                           By: /s/ Terence Rawlins
                                               -------------------
                                           Name: Terence Rawlins
                                           Title: Assistant Vice President

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